EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement No. 333-135104 on Form S-4, in Registration Statements No. 333-25379, No. 333-39070, No. 333-112427 and No. 333-120716 on Form S-8, and in Registration Statement No. 333-84018 on Form S-3 of Tesoro Corporation of our report dated May 10, 2007 relating to the combined financial statements of The Shell Los Angeles Refinery and Other Associated Assets, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
May 21, 2007